Exhibit 99.1

LKQ Corporation Announces 2006 Fourth Quarter and Full Year Results and 2007 Financial Guidance

Chicago, IL—February 27, 2007—LKQ Corporation (NASDAQ: LKQX) today announced results for its fourth quarter ended December 31, 2006, with revenue of $204.5 million, net income of $10.2 million and diluted earnings per share of $0.18. For the full year ended December 31, 2006, revenue was $789.4 million, net income was $44.4 million and diluted earnings per share was $0.80.

“We finished the year at $0.80 diluted earnings per share, which was the high end of the range of our earnings guidance. We reported record revenue for the fourth quarter, and delivered impressive revenue growth of approximately 42.1%, with organic revenue growth at 11.2% for the quarter. We are particularly pleased to announce several acquisitions that have been completed since our last earnings call, including a recycled parts operation with facilities in Maryland and Florida, an aftermarket business based in Denver, and finally, a business that refurbishes recycled OE headlights which will allow us to obtain value from lights we formerly would have discarded,” said Joe Holsten, President and Chief Executive Officer.

2006 Reported Results

All earnings per share amounts, stock price amounts and share counts discussed herein reflect our January 2006 two-for-one stock split.

For the fourth quarter of 2006, revenue increased 42.1% to $204.5 million compared with $143.9 million for the fourth quarter of 2005. Our organic revenue growth for the quarter was 11.2%.  Net income for the quarter increased 23.4% to $10.2 million compared with $8.3 million for the fourth quarter of 2005. Diluted earnings per share was $0.18 for the quarter compared with $0.15 for the fourth quarter of 2005.

For the full year ended December 31, 2006, revenue increased 44.2% to $789.4 million compared with $547.4 million for the same period in 2005. Organic revenue growth for the year was 11.6%. For the year ended December 31, 2006, net income increased 43.7% to $44.4 million compared with  $30.9 million for the same period in 2005. Diluted earnings per share was $0.80 for the year ended December 31, 2006 compared with $0.63 for the same period a year ago.

Our results for the year ended December 31, 2006 include approximately $2.4 million of expenses related to the expensing of stock options in accordance with Statement of Financial Accounting Standard No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R became effective for LKQ Corporation on January 1, 2006. These expenses had the effect of lowering our net income by approximately $1.4 million and our diluted earnings per share by approximately $0.03 for the year.

Our consolidated aftermarket collision replacement parts revenue and wheel refurbishing revenue for the fourth quarter was $53.7 million and for the year ended December 31,

2006 was $192.5 million. In addition to wheel revenue, a subsidiary operates an aluminum smelter that melts damaged and unusable wheel cores as means of product disposal. For the eleven months of 2006 that LKQ owned the smelter, the smelter’s aluminum revenue was $28.2 million at a gross margin of approximately 7.1%.

The weighted average diluted shares outstanding for the fourth quarter was 56.2 million compared to 54.6 million for the fourth quarter of 2005 and for the year ended December 31, 2006 was 55.8 million compared to 48.7 million for year ended December 31, 2005. The number of weighted average diluted shares of common stock outstanding in 2006 changed from 2005 due to the issuance of 6.4 million new shares in our October 2005 public offering, exercises of stock options and warrants, and the increase in our stock price.

Business Acquisitions

During the first nine months of 2006, we acquired nine businesses. They consisted of seven recycle businesses, one aftermarket business and a wheel refurbishing business that also operates an aluminum smelter. These businesses had approximately $87.5 million of revenue in 2005, excluding the aluminum smelter revenue.

In addition we acquired three businesses during the fourth quarter of 2006 and through the date of this release: Eagle Industries, an aftermarket business; Northern Light Refinishing, a small light refurbishing business; and Potomac German Auto, a recycling business that serves the professional repair market. These three businesses had approximately $12.1 million in trailing annualized revenue prior to our acquisition of them.

Eagle Industries operated three aftermarket warehouses in Denver, CO, Gray, TN and Greensboro, NC. Since this acquisition we have consolidated the Gray and Greensboro operations into two of our existing business locations.

Northern Light Refinishing is a head and tail lamp refurbishing company that operates out of a facility near Grand Rapids, MI. While currently a small business, we believe our vast quantity of light cores can be refurbished back into high quality replacement lights than can be sold to our collision repair customers. This business provides us with the know-how and the technology to refurbish used lighting products.

Potomac German operates on two recycling properties totaling 13 acres. One facility is in Frederick, MD and the other in St. Augustine, FL. These locations specialize in Mercedes Benz and BMW vehicles.

Company Outlook

We expect that 2007 organic revenue growth will be in the low double digits, with the balance of the growth being the full year impact of 2006 business acquisitions and the two acquisitions that we have completed so far in 2007. We expect net income to be within a range of $53.5 million to $56.5 million and diluted earnings per share to be between $0.95 and $1.00.

For the first quarter of 2007, we expect net income to be within a range of $14.2 million to $15.2 million and diluted earnings per share to be between $0.25 and $0.27.

We anticipate that net cash provided by operating activities for 2007 will be over $55.0 million. We estimate our full year 2007 capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, will be between $45.0 to $50.0 million. This includes approximately $5.0 million related to capital planned in late 2006 on projects that became delayed. As of February 26, 2007, we had outstanding debt under our bank credit facility of $97.0 million.

We estimate the weighted average diluted shares outstanding for the full year 2007 will be approximately 56.5 million. These share numbers are estimates and will be affected by factors such as any future stock issuances, the number of our options exercised in subsequent periods, and changes in our stock price.

2006 Earnings Results and 2007 Financial Guidance Conference Call

We will host an audio webcast to discuss our 2006 earnings results and our 2007 financial guidance on Tuesday, February 27, 2007 at 10:30 a.m. Eastern Time. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section. An online replay of the webcast will be available on our website approximately two hours after the live presentation and will remain on the site until March 14, 2007.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products and refurbished wheels. LKQ operates over 100 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies.  Forward looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.  These factors include:

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations; and

•                  other risks that are described in our Form 10-K filed March 8, 2006 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements.  We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT:    LKQ Corporation

Mark T. Spears, Executive Vice President and Chief Financial Officer

312-621-1950

irinfo@lkqcorp.com

Financial Tables To Follow

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenue	$204,546	$143,922	$789,381	$547,392

Cost of goods sold	112,960	76,390	431,832	289,788

Gross margin	91,586	67,532	357,549	257,604

Facility and warehouse expenses	23,273	15,917	86,298	60,113

Distribution expenses	19,967	16,263	80,088	61,480

Selling, general and administrative expenses	26,929	19,596	102,174	74,495

Depreciation and amortization	3,059	2,485	11,823	8,574

Operating income	18,358	13,271	77,166	52,942

Other (income) expense:
Interest expense	1,743	187	5,955	2,228
Interest income	(38)	(253)	(131)	(341)
Other income, net	(307)	(27)	(1,479)	(628)

Total other expense	1,398	(93)	4,345	1,259

Income before provision for income taxes	16,960	13,364	72,821	51,683

Provision for income taxes	6,770	5,108	28,426	20,796

Net income	$10,190	$8,256	$44,395	$30,887

Net income per share:
Basic	$0.19	$0.16	$0.84	$0.70

Diluted	$0.18	$0.15	$0.80	$0.63

Weighted average common shares outstanding:
Basic	53,331	50,530	52,827	44,019

Diluted	56,168	54,574	55,817	48,715

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Condensed Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,395	$30,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,086	8,574
Share-based compensation expense	2,461	42
Deferred income taxes	3,618	1,667
Excess tax benefit from share-based payment arrangements	(7,101)	—
Gain on sale of property and equipment	(20)	(159)
Gain on sale of investment securities	(719)	(335)
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	(4,133)	(2,429)
Inventory	(8,671)	(8,554)
Income taxes payable	7,071	5,431
Other operating assets and liabilities	3,394	2,409

Net cash provided by operating activities	52,381	37,533

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(36,152)	(26,218)
Proceeds from sale of property and equipment	250	825
Proceeds from sale of investment securities	848	433
Expenditures for intangible assets	—	(3)
Repayment of escrow	(2,561)	—
Proceeds from conversion of escrow	—	2,561
Decrease in restricted cash in escrow	450	149
Cash used in acquisitions	(73,492)	(103,769)

Net cash used in investing activities	(110,657)	(126,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	—	87,898
Proceeds from exercise of stock options and warrants	6,262	11,797
Excess tax benefit from share-based payment arrangements	7,101	—
Debt issuance costs	—	(302)
Net borrowings of long-term debt	45,771	(9,343)

Net cash provided by financing activities	59,134	90,050

Net increase in cash and equivalents	858	1,561

Cash and equivalents, beginning of period	3,173	1,612

Cash and equivalents, end of period	$4,031	$3,173

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2006	2005
Assets

Current Assets:
Cash and equivalents	$4,031	$3,173
Restricted cash	—	450
Receivables, net	49,254	39,500
Inventory	124,541	103,655
Deferred income taxes	2,619	2,122
Prepaid expenses	3,369	2,437

Total Current Assets	183,814	151,337

Property and Equipment, net	127,084	97,218
Intangibles
Goodwill	246,232	181,792
Other intangibles, net	68	88
Deferred Income Taxes	—	2,146
Other Assets	7,157	6,845

Total Assets	$564,355	$439,426

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$19,192	$15,496
Escrow liability	50	2,611
Accrued expenses
Accrued payroll-related liabilities	10,939	10,115
Accrued procurement liability	1,414	2,537
Other accrued expenses	17,151	11,062
Income taxes payable	304	819
Deferred revenue	3,859	3,440
Current portion of long-term obligations	8,485	1,481

Total Current Liabilities	61,394	47,561

Long-Term Obligations, Excluding Current Portion	91,962	45,996
Deferred Income Tax Liability	1,848	—
Other Noncurrent Liabilities	7,332	4,032

Redeemable Common Stock, $0.01 par value, 100,000 shares issued	617	617

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 53,299,827 and 51,414,314 shares issued at December 31, 2006 and 2005, respectively.	533	514
Additional paid-in capital	323,189	307,304
Warrants	—	80
Retained earnings	76,422	32,027
Accumulated other comprehensive income	1,058	1,295

Total Stockholders’ Equity	401,202	341,220

Total Liabilities and Stockholders’ Equity	$564,355	$439,426

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
($ in thousands)

	Three Months Ended December 31,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth

Revenue	$204,546	100.0%	$143,922	100.0%	$60,624	42.1%

Cost of goods sold	112,960	55.2%	76,390	53.1%	36,570	47.9%

Gross margin	91,586	44.8%	67,532	46.9%	24,054	35.6%

Facility and warehouse expenses	23,273	11.4%	15,917	11.1%	7,356	46.2%

Distribution expenses	19,967	9.8%	16,263	11.3%	3,704	22.8%

Selling, general and administrative expenses	26,929	13.2%	19,596	13.6%	7,333	37.4%

Depreciation and amortization	3,059	1.5%	2,485	1.7%	574	23.1%

Operating income	18,358	9.0%	13,271	9.2%	5,087	38.3%

Other (income) expense
Interest expense	1,743	0.9%	187	0.1%	1,556	832.1%
Interest income	(38)	0.0%	(253)	-0.2%	215	-85.0%
Other (income) expense, net	(307)	-0.2%	(27)	0.0%	(280)	1037.0%

Total other expense	1,398	0.7%	(93)	-0.1%	1,491	-1603.2%

Income before provision for income taxes	16,960	8.3%	13,364	9.3%	3,596	26.9%

Provision for income taxes	6,770	3.3%	5,108	3.5%	1,662	32.5%

Net income	$10,190	5.0%	$8,256	5.7%	$1,934	23.4%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
($ in thousands)

	Year Ended December 31,
Operating Highlights	2006		2005
		% of		% of
		Revenue		Revenue	$ Growth	% Growth

Revenue	$789,381	100.0%	$547,392	100.0%	$241,989	44.2%

Cost of goods sold	431,832	54.7%	289,788	52.9%	142,044	49.0%

Gross margin	357,549	45.3%	257,604	47.1%	99,945	38.8%

Facility and warehouse expenses	86,298	10.9%	60,113	11.0%	26,185	43.6%

Distribution expenses	80,088	10.1%	61,480	11.2%	18,608	30.3%

Selling, general and administrative expenses	102,174	12.9%	74,495	13.6%	27,679	37.2%

Depreciation and amortization	11,823	1.5%	8,574	1.6%	3,249	37.9%

Operating income	77,166	9.8%	52,942	9.7%	24,224	45.8%

Other (income) expense
Interest expense	5,955	0.8%	2,228	0.4%	3,727	167.3%
Interest income	(131)	0.0%	(341)	-0.1%	210	-61.6%
Other (income) expense, net	(1,479)	-0.2%	(628)	-0.1%	(851)	135.5%

Total other expense	4,345	0.6%	1,259	0.2%	3,086	245.1%

Income before provision for income taxes	72,821	9.2%	51,683	9.4%	21,138	40.9%

Provision for income taxes	28,426	3.6%	20,796	3.8%	7,630	36.7%

Net income	$44,395	5.6%	$30,887	5.6%	$13,508	43.7%

The following table reconciles EBITDA to net income:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands)

Net income	$10,190	$8,256	$44,395	$30,887
Depreciation and amortization	3,171	2,485	12,086	8,574
Interest, net	1,705	(66)	5,824	1,887
Provision for income taxes	6,770	5,108	28,426	20,796

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$21,836	$15,783	$90,731	$62,144

EBITDA as a percentage of revenue	10.7%	11.0%	11.5%	11.4%